Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-214790) and on Form S-8 (Nos. 333-26743, 333-61467, 333-118861, 333-153447, 333-161927, 333-166929, 333-176289, 333-178203 and 333-161925) of Cenveo, Inc. of our report dated June 27, 2017 relating to the financial statements and supplemental schedule of the Cenveo 401(k) Savings and Retirement Plan, which appears in this Annual Report (Form 11-K).

/s/ PKF O’Connor Davies, LLP
Harrison, New York
June 27, 2017

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